UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2009

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code:  (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

At a special shareholder meeting on February 26, 2009, the shareholders of HCSB Financial Corporation (“HCSB”) voted to approve the proposed amendment and restatement of HCSB’s Articles of Incorporation to authorize the issuance of up to five million shares of preferred stock, par value $.01 per share, which may include issuances in connection with the United States Treasury’s Capital Purchase Program.  On March 2, 2009, HCSB filed its Amended and Restated Articles of Incorporation with the Secretary of State of the State of South Carolina.

Attached as Exhibit 3.1 hereto are HCSB’s Amended and Restated Articles of Incorporation, which are incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

3.1    Articles of Amendment to Authorize Preferred Shares, filed March 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 5, 2009	By:	/s/JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer

Exhibit List:

3.1    Articles of Amendment to Authorize Preferred Shares, filed March 2, 2009.